DELOITTE & TOUCHE
-----------------                --------------------------------------------
            LOGO                 One Capital Place   Telephone: 345-949-7500
                                 P.O. Box 1787 GT    Facsimile: 345-949-8238
                                 Grand Cayman
                                 Cayman Islands, B.W.I.


                                                            EXHIBIT 11


INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Post-Effective Amendment No. 9 to Registration Statement (No. 33-48605) of The 59 Wall Street Fund, Inc. on behalf of The 59 Wall Street International Equity Fund and The 59 Wall Street Emerging Markets Fund (two of the series constituting The 59 Wall Street Fund, Inc.) of our report dated May 16, 1997, relating to Emerging Markets Portfolio, appearing in the Statement of Additional Information, which is a part of such Registration Statement. We also consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement of our report dated December 17, 1996, relating to International Equity Portfolio appearing in the Annual Report for the year ended October 31, 1996.


/S/DELOITTE & TOUCHE
Grand Cayman, Cayman Islands
May 16, 1997